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              1999

Household Finance Corporation
Household Consumer Loan
Corporation
Household Consumer Loan Trust
1995-1

Original Principal Class A         750,000,000.00
Number of Class A Bonds (000's)        750,000.00
Original Principal Class B         172,196,000.00
Number of Class B Bond (000's)         172,196.00
Original Principal Certificate      30,304,000.00
Number of Certificate Bond (000's)      30,304.00
                                                     1999 Totals

CLASS A
Principal Distribution                               59,264,156.97
Interest Distribution                                10,716,211.51

CLASS B
Principal Distribution                               43,874,078.20
Interest Distribution                                 8,500,185.63

Certificates
Principal Distribution                                4,150,250.65
Interest Distribution                                   860,472.96

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